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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 15, 2006

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                           CHROMCRAFT REVINGTON, INC.
             (Exact name of registrant as specified in its charter)

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           Delaware                       1-13970                 35-1848094
(State or other jurisdiction of         (Commission             (IRS Employer
        incorporation)                  File Number)         Identification No.)


1330 Win Hentschel Boulevard, Suite 250,
        West Lafayette, Indiana                                     47906
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (765) 807-2640

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 15, 2006, Chromcraft Revington, Inc. (the "Company") and Dennis C. Valkanoff entered into a written Employment Agreement (the "Employment Agreement").

         Under the Employment Agreement, Mr. Valkanoff will serve as a Senior Vice President of the Company and as President of CRI Residential Sales. Mr. Valkanoff will have general responsibility over the sales functions of the Company and will have such other authority, duties and responsibilities as may from time to time be reasonably prescribed. His base salary will be $270,000 per calendar year (pro-rated for any partial year of employment), as may be increased from time to time.

         The initial term of Mr. Valkanoff's employment under the Employment Agreement will begin on December 1, 2006 and will end on the one-year anniversary of his first day of employment with the Company. Upon the expiration of the initial term, the Employment Agreement will be automatically renewed on the same terms and conditions for successive one-year terms, unless Mr. Valkanoff's employment has been terminated earlier or unless either the Company or Mr. Valkanoff provides to the other a written non-renewal notice.

         Mr. Valkanoff will be entitled to participate in all employee benefit and incentive compensation plans and programs generally available to executive officers of the Company other than its Chief Executive Officer. During the term of the Employment Agreement, the target award level of any short term incentive compensation award granted to Mr. Valkanoff will not be less than 40% of his base salary. Prior to December 31, 2006, the Company will grant to Mr. Valkanoff an award of 7,500 shares of restricted common stock of the Company. The shares of restricted common stock will be eligible to vest in equal increments of 2,500 shares each on December 31, 2007, 2008 and 2009 on the condition that Mr. Valkanoff is employed by the Company on the appropriate vesting date.

         In addition, Mr. Valkanoff will be reimbursed for certain relocation expenses and will receive an automobile allowance of $1,000 per month. Mr. Valkanoff also will receive a one-time cash hiring bonus of $21,000 on the first anniversary of his employment with the Company, provided that $21,000 will be deducted from any short term incentive compensation earned by him for the 2007 performance period if his short term incentive compensation for such performance period exceeds $21,000.

         In addition to a non-renewal of the Employment Agreement described above, Mr. Valkanoff's employment may be terminated, subject to a limited right to cure under certain circumstances, (i) by the Company with or without cause,
(ii) by Mr. Valkanoff with or without good reason, (iii) upon Mr. Valkanoff's death or disability, or (iv) by Mr. Valkanoff following a change in control of the Company.

         If Mr. Valkanoff's employment is terminated by the Company for cause or by Mr. Valkanoff without good reason, then the Company will, except under certain circumstances, pay Mr. Valkanoff a severance payment in a single lump sum equal to his monthly base salary for three months. If his employment is terminated by the Company without cause or by Mr. Valkanoff for good reason, then the Company will pay Mr. Valkanoff a severance payment equal to his monthly base salary for a period of the earlier of (i) twelve months following his last day of employment with the Company or (ii) his first day of employment by a new employer (but only so long as such employment does not violate the non-competition covenants of Mr. Valkanoff set forth in the Employment Agreement).

         If Mr. Valkanoff's employment is terminated by the Company upon the occurrence of a disability of Mr. Valkanoff, then the Company will pay him a single lump sum equal to his monthly base salary for three months. If Mr. Valkanoff terminates his employment under certain circumstances following a change in control of the Company, then the Company will pay Mr. Valkanoff a severance payment equal


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to his monthly base salary for a period of the earlier of (i) twelve months following his last day of employment with the Company or (ii) his first day of employment by a new employer (but only so long as such employment does not violate the non-competition covenants of Mr. Valkanoff set forth in the Employment Agreement).

         If the Company determines not to renew the Employment Agreement, it will pay Mr. Valkanoff a severance payment equal to his monthly base salary for a period of the earlier of (i) twelve months following his last day of employment with the Company or (ii) his first day of employment by a new employer (but only so long as such employment does not violate the non-competition covenants of Mr. Valkanoff set forth in the Employment Agreement). If Mr. Valkanoff determines not to renew the Employment Agreement, then the Company will pay him a severance payment in a single lump sum equal to his monthly base salary for three months.

         The severance payments described above which are payable over a twelve month period may be reduced or eliminated entirely under certain circumstances.

         Upon any termination of Mr. Valkanoff's employment (other than following a change in control of the Company), all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, Mr. Valkanoff or, if applicable, his estate or authorized representative, in accordance with (i) the incentive compensation plan applicable to the such award (an "Incentive Plan"), (ii) the applicable written agreement between the Company and Mr. Valkanoff relating to an incentive compensation award (an "Award Agreement"), or (iii) in the absence of an Incentive Plan or an Award Agreement relating to a particular award, as determined by the Board of Directors (or a committee thereof) or the Chairman of the Company. If Mr. Valkanoff terminates his employment under certain circumstances following a change in control of the Company, all outstanding awards of cash bonuses, stock options, restricted stock and other incentive compensation (whether cash or equity based) shall vest and be paid or distributed to, or be exercisable by, as the case may be, Mr. Valkanoff simultaneously with the change in control unless expressly provided otherwise in
(i) the applicable Incentive Plan, or (ii) the applicable Award Agreement.

         Under certain circumstances following a termination of Mr. Valkanoff's employment, the Company is required to reimburse Mr. Valkanoff for the premiums associated with continued coverage pursuant to COBRA for himself and/or his spouse and legal dependents under the Company's group health plan for up to twelve months following his last day of employment.

         While Mr. Valkanoff is employed by the Company and for a period of one year thereafter, the Employment Agreement prohibits Mr. Valkanoff, except under certain circumstances described in Sections 7(b) and 8(b) of the Employment Agreement, from competing against the Company or its subsidiaries or affiliates, from soliciting any customers or employees of the Company or its subsidiaries or affiliates and from requesting any customer, supplier, vendor or others doing business with the Company or its subsidiaries or affiliates to change their relationship with any of them. At all times while Mr. Valkanoff is employed by the Company and thereafter, he is subject to certain confidentiality covenants.

         The foregoing description of the material terms of the Employment Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.


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ITEM 8.01.    OTHER EVENTS.

         On November 17, 2006, the Company issued a press release announcing the appointment of Dennis C. Valkanoff to the position of Senior Vice President of the Company. The press release is furnished with this report as Exhibit 99.1.

         The information in such press release is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise expressly stated in such filing.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

       (d)    Exhibits.

              10.1 Employment Agreement dated November 15, 2006 between Chromcraft Revington, Inc. and Dennis C. Valkanoff (filed herewith)

              99.1 Press Release of Chromcraft Revington, Inc. dated November 17, 2006 announcing the appointment of Dennis Valkanoff as Senior Vice President (furnished herewith)




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  November 20, 2006

                                        CHROMCRAFT REVINGTON, INC.

                                        By: /s/ Frank T. Kane
                                            ------------------------------------
                                            Frank T. Kane
                                            Vice President -- Finance and
                                            Chief Financial Officer



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                                  EXHIBIT INDEX


Exhibit
Number         Description
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10.1           Employment Agreement dated November 15, 2006 between Chromcraft
               Revington, Inc. and Dennis C. Valkanoff

99.1 Press Release of Chromcraft Revington, Inc. dated November 17, 2006 announcing the appointment of Dennis Valkanoff as Senior Vice President



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